Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 196507) of Zoe’s Kitchen, Inc. of our report dated February 25, 2016 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 22, 2018